UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2007

Golden Nugget, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-114335	56-2370836
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

129 E. Fremont Street, Las Vegas, Nevada		89101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-385-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 14, 2007, Golden Nugget, Inc. (the "Company") announced that, in connection with the previously announced cash tender offer to purchase any and all of the $155 million outstanding aggregate principal amount of its 8.75% Senior Secured Notes due 2011 (the "Notes"), the Company has received the requisite consents from holders of the Notes to amend the indenture. The Company also announced that it has determined the consideration to be paid for the Notes in the tender offer. The press release announcing the receipt of the requisite consents is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press release dated May 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Nugget, Inc.

May 17, 2007	By:	/Rick H. Liem/

Name: /Rick H. Liem/
Title: SVP & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 14, 2007